Exhibit 15.9
CONSENT OF QUALIFIED PERSON
Re: Annual Report on Form 20-F of ArcelorMittal

I, Etem Emre, an employee of ArcelorMittal, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2022 (the "2022 20-F"):

a) certify that I have supervised and validated the preparation of the mineral reserves estimates for Abayskaya, Kostenko, Kuzembaeya, Saranskaya, Shakhtinskaya, Tentekskaya, Lenina and Kazakhstankaya mines;

b) consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2022 20-F and the mineral reserves estimates for Abayskaya, Kostenko, Kuzembaeya, Saranskaya, Shakhtinskaya, Tentekskaya, Lenina and Kazakhstankaya mines; and

c) consent to the incorporation by reference of the 2022 20-F into the Registration Statements Nos. 333- 147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333- 256031 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, the mineral reserves estimates for Abayskaya, Kostenko, Kuzembaeya, Saranskaya, Shakhtinskaya, Tentekskaya, Lenina and Kazakhstankaya mines, certify that I have read the 2022 20-F and that it fairly and accurately represents the mineral reserves for each property for which I am responsible.

Dated: 27.01.2023

/s/ Etem Emre
Etem Emre
Long Range Planning Engineer
APEGA (Canada), P.Eng

CONSENT OF QUALIFIED PERSON

I, Aaron Radonich, PGradCertGeostats, MAusIMM CP(Geo), MAIG:

a) state that I have prepared or supervised the preparation of Sections 1.3, 1.4, 1.6, 1.11.1, 2.5.1, 6.1, 6.2, 6.3, 7.1, 7.2, 7.3, 7.4, 7.5, 8.1, 8.2, 8.3, 8.4, 9.1, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7, 11.8, 22.1 and 23.1 of the technical report summary titled SEC SK-1300 Technical Report Summary ArcelorMittal Underground Coal Mines, Kazakhstan, with an effective date of 31 December 2022 as signed and certified by me (the “Technical Report Summary”);

b) consent to the quotation, inclusion or summary of the parts of the Technical Report Summary for which I am responsible, and the use of and references to my name, where used in the Annual Report on Form 20-F of ArcelorMittal for the period ending 31 December 2022 (the “2022 20-F”); and

c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

I confirm that I have read the 2022 20-F and that it fairly and accurately reflects, in the form and context in which it appears, the information in the parts of the Technical Report Summary for which I am responsible.

Dated: 24 February 2023

/s/Aaron Radonich
Aaron Radonich

Chartered Professional and Fellow of the Australasian Institute of Mining and Metallurgy, Member of the Australian Institute of Geoscientists

WSP Australia Pty Limited